EX - 10.3


ALLIANCE AND LICENSE AGREEMENT

ALLIANCE AND LICENSE AGREEMENT (the "Agreement"), dated as of April_7, 2001 (the "Effective Date"), by and between Savage Beast Technologies Incorporated, a California corporation ("Savage Beast") and Othnet, Inc., a Delaware corporation ("Othnet").

1. Definitions.

1.1 "Advertising Revenues" means all revenue derived from advertising and promotion less any amounts paid by Savage
Beast( or Othnet to third parties directly related to obtaining such revenues.

1.2 "Content" means the information, categories, groups, lists, tabs, descriptions, forms, and the like accessed through the Music Discovery Applications or contained on the Savage Beast
Server.

1.3 "Disclosing Party" means a party to this Agreement that discloses its Proprietary Information to the other party.

1.4 "Gross Revenues" means any and all income (other than Advertising Revenues) derived from the pages on the Othnet Client and Website that contain or provide access to the Music Discovery Applications or a link to the Savage Beast Web Site.

1.5 "Initial Term" has the meaning set forth in Section 12.1 hereof.

1.6 "Music Discovery Applications" means the applications that interface with Savage Beast's proprietary Music Genome Project( music information resource to display the Content and to deliver the Services, including, without limitation, song matching and active profiling as contemplated in this Agreement.

1.7 "Othnet Client and Website" means any client application distributed by or on behalf of Othnet and the world wide web site operated by or on behalf of Othnet which can be found at the following URL: www.othnet.com, or such other world wide web site as Othnet determines in its sole discretion.

1.8 "Othnet Logo" means the trademark, service mark and/or logo provided to Savage Beast in the form of a GIF button.

1.9 "Othnet Trademarks" means "OTHNET" and all other trademarks (whether registered or unregistered), service marks, trade names, copyrighted materials, logos, slogans, designs and distinctive advertising which Othnet adopts or uses from time to time in connection with the products and services offered by Othnet including, without limitation, in connection with products and services offered on the Othnet Client and Website.

1.10 "Proprietary Information'' of a Disclosing Party means, to the extent previously, currently or subsequently disclosed to the other party, its directors, officers, employees, representatives or agents hereunder or otherwise: information relating to the Disclosing Party's business (including, without limitation, computer programs, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, the Software, the Content and any and all improvements made by Savage Beast thereto shall be considered Proprietary Information of Savage Beast. Also, in particular, but without limitation, all customer information collected through the Othnet Website and Client customer registration process and in other parts of the Othnet Website and Client are to be considered Proprietary Information of Othnet; provided, that the information derived directly from Othnet consumers' use of the Services will be jointly owned by Savage Beast and Othnet. Any music information from the Savage Beast Server used to build profiles of consumer taste, and the actual consumer taste profiles themselves are to be considered the Proprietary Information of Savage Beast.

1.11 "Receiving Party" means a party to this Agreement that receives Proprietary Information of the other party.

1.12 "Savage Beast API" means the application programming interface that provides music information, navigation and recommendations to the Music Discovery Applications.

1.13 "Savage Beast Logo" means the trademark, service mark and/or logo provided to Othnet in the form of a graphics interchange format ("GIF") button and as more clearly described on Exhibit A hereto.

1.14 "Savage Beast Server" means the computers run by or on behalf of Savage Beast that provide music information, navigation and recommendations to the Music Discovery
Applications.

1.15 "Savage Beast Trademarks" means "Savage Beast," "Music Genome Project," and all other trademarks (whether registered or unregistered), service marks, trade names, copyrighted materials, logos, slogans, designs and distinctive advertising which Savage Beast adopts or uses from time to time in connection with the products and services offered by Savage Beast, including, without limitation, in connection with products or services offered on the Savage Beast Web Site.

1.16 "Savage Beast Web Site" means the world wide web site operated by or on behalf of Savage Beast which can be found at the following URL: www.savagebeast.com or such other world wide web site as Savage Beast determines in its sole discretion.

1.17 "Services" means the capabilities including, without limitation, song matching, active profiling and 'advanced' recommendations with context and related features delivered by the Music Discovery Applications.

1.18 "Software" means Savage Beast's proprietary software (including, without limitation, the software providing recommendations and information for the Music Discovery Applications) and all associated documentation. Software may include any upgrades, new versions or releases, enhancements or updates to the Software at Savage Beast's sole discretion.

2. License.

2.1 Subject to the terms and conditions of this Agreement, during the term of this Agreement, Savage Beast grants to Othnet a nontransferable, nonassignable, nonexclusive, worldwide license: (i) to use the Savage Beast API solely to provide the Music Discovery Applications on the Othnet Client and Website; (ii) to display the Content on the Othnet Client and Website so that it is accessible to the users of the Othnet Client and Website, provided that Othnet does not alter, modify, or remove any proprietary or other notices of Savage Beast from the Savage Beast API or the Content.

2.2 Subject to the terms and conditions of this Agreement, during the term of this Agreement, Savage Beast grants to Othnet a nontransferable, nonassignable, nonexclusive worldwide license to integrate and display the Savage Beast Logo on the Othnet Client and Website in the manner and location mutually agreed upon by the parties; provided, however, that for a period of six (6) months following the Effective Date, Savage Beast shall not grant a license to a competitor of Othnet named on Exhibit B hereto in the musical "peer-to-peer" category for use during such six (6) month period; thereafter, the license granted hereunder shall be a non-exclusive license for all categories, including the "peer-to-peer" category.

2.3 Subject to the terms and conditions of this Agreement, during the term of this Agreement, Othnet hereby grants to Savage Beast a nontransferable, nonassignable, nonexclusive, worldwide license to integrate and display the Othnet Logo on the Savage Beast Web Site in the manner and location mutually agreed upon by the parties.

3. Restrictions.

3.1 Except as expressly provided herein, during the term of this Agreement, Othnet may not, directly or indirectly: (i) display the name, logo, trademark or other identifier of an entity other than Savage Beast on the Othnet Client and Website in such a manner as to give the viewer the impression that such other person, including, without limitation, Othnet, is a publisher or distributor of the Content; (ii) make any warranties or representations on behalf of Savage Beast or its licensors.

3.2 Except as expressly provided herein, during the term of this Agreement, Savage Beast may not directly or indirectly make any warranties or representations on behalf of Othnet or its licensors.

3.3 Upon the expiration or termination of this Agreement, neither party nor its subsidiaries and affiliates shall have the right to use the Trademarks of the other party. Each party agrees that it shall take reasonable precautions to protect the Trademarks of the other party from infringement and advise the other party of any infringement or apparent infringement as soon as it becomes known to such party.

3.4 Each party shall comply with instructions of the other party as to the form and manner in which the applicable
Trademarks shall be used and shall ensure that all markings are in accordance with applicable legal requirements.

4. Launch of Othnet Client and Website.

4.1 Othnet will redesign and launch the Othnet Client and Website, as more fully described in an implementation schedule to be agreed to by the parties. In connection with the redesign, launch and implementation of the Othnet Client and Website, Savage Beast will use commercially reasonable efforts to be accessible to Othnet to provide such assistance as Othnet may reasonably request.

4.2 During the term of this Agreement Savage Beast will be the exclusive provider for the Services and any related services or functionality. During the term of this Agreement, Othnet will not provide links to any competitor of Savage Beast and will not co-brand with any competitor of Savage Beast.

4.3 The parties will work together to determine a mutually agreeable means of maintaining accurate records with respect to the Othnet Client and Website, the Music Discovery Applications and the transactions contemplated by this Agreement. Each party shall provide the other with monthly reports describing database query activity, core business metrics, including but not limited to specific sales and page view data on a per-customer basis and such other data as the parties mutually agree.

5. Othnet Obligations.

5.1 As soon as commercially reasonable, Othnet shall redesign the Othnet Client and Website so as to accommodate and feature the Music Discovery Applications.

5.2 Othnet shall be responsible for the design and "look and feel" of the Othnet Client and Website. Space shall be built into the Music Discovery Applications to allow for: a) at least one promotional recommendation for every five total recommendations, and b) at least one advertisement of a size not smaller than 468 by 60 pixels.


5.3 Othnet shall use commercially reasonable efforts to facilitate the use of the Music Discovery Applications on the Othnet Client and Website.

5.4 Othnet agrees to integrate and display the Savage Beast Logo into the Othnet Client and Website in a manner mutually agreed upon by the parties. When using the Savage Beast Logo, Othnet shall follow Savage Beast's trademark guidelines as provided to Othnet from time to time, and Othnet shall use the appropriate trademark symbol and clearly indicate Savage Beast's ownership of the Savage Beast Logo. The Savage Beast Logo shall be displayed on the Othnet Client and Website in a manner reasonably acceptable to Savage Beast.

5.5 Othnet shall host the Othnet Client and Website. Hosting may occur on hardware leased or owned by Othnet or through a third party.

5.6 Othnet shall use commercially reasonable efforts to promote the Music Discovery Applications on the Othnet Client and
Website in a manner consistent with Section 3 hereof.

5.7 Othnet shall provide to Savage Beast relevant customer and sales statistics after the site launch, including but not limited to average sales per customer per month, average page views per customer per month, average site visits per customer per month, and average dollar amount per transaction.

5.9 Proper and complete books of account of all sales transactions and consumer behavior directly related to this Agreement shall be kept at Othnet's place of business, and shall be available for inspection by Savage Beast or its accredited representatives during normal business hours and only upon reasonable prior written notice to, and consent of, Othnet, which consent shall not be unreasonably withheld. Such inspection shall be solely for purposes of verification of sales transactions, advertising revenue and consumer behavior and for no other purpose, and any information derived from such verification shall be considered "Proprietary Information" under Section 8 hereof. The accounting records shall be maintained in accordance with generally accepted accounting practices.

6. Savage Beast Obligations.

6.1 Savage Beast shall provide level two customer support to Othnet with respect to the Savage Beast API as reasonably requested by Othnet. Othnet engineers shall have access to Savage Beast engineers for the purposes of supporting the Savage Beast API, and any message left for Savage Beast by Othnet will be responded to as soon as reasonably practicable, but no later than a maximum of two business days after the message was left.

6.2 Savage Beast shall host and be responsible for the Savage
Beast Servers and the Savage Beast Web Site. Hosting may occur on hardware leased or owned by Savage Beast, or through a third party.

6.3 Savage Beast shall have the right to sell advertising and promotions for pages in the Othnet Client and Website that contain or provide access to the Music Discovery Applications.

7. Ownership.

7.1 Othnet agrees that: (i) Savage Beast shall retain all right, title and interest, subject to the license granted herein, in and to, and this Agreement does not confer in Othnet any right of use or ownership in the Savage Beast API, the Software, the Content, or, subject to the license granted herein, the Savage Beast Logo or the Savage Beast Trademarks; and (ii) all goodwill associated with the use by Othnet of the Savage Beast Logo or the Savage Beast Trademarks shall inure to the benefit of Savage Beast; provided, however, that in the event of a termination of this Agreement by Othnet pursuant to
Section 12.2.1, the license granted in Section 2.1 hereof shall be deemed to continue in full force and effect through the Initial Term. At no time during or after the term of this Agreement shall Othnet challenge or assist others to challenge the Savage Beast Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Savage Beast.

7.2 Savage Beast agrees that: (i) Othnet shall retain all right, title and interest, subject to the license granted herein, in and to the Othnet Logo and Othnet Trademarks and this Agreement does not confer in Savage Beast any right of ownership in the Othnet Logo and Othnet Trademarks; and (ii) all goodwill associated with the uses by Savage Beast of the Othnet Logo or the Othnet Trademarks shall inure to the benefit of Othnet. At no time during or after the term of this Agreement shall Savage Beast challenge or assist others to challenge the Othnet Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Othnet.

8. Proprietary Information. Each party recognizes the importance to the other of the other's Proprietary Information. In particular, Othnet recognizes that the Savage Beast Web Site, the Savage Beast Logo, the Savage Beast Trademarks, the Software, the Savage Beast API, the Content and other of Savage Beast's Proprietary Information (and the confidential nature thereof) are critical to the business of Savage Beast and Savage Beast recognizes that the Othnet Client and Website, Othnet Logo, Othnet Trademarks and other of Othnet's Proprietary Information (and the confidential nature thereof) are critical to the business of Othnet. In addition, both parties recognize that neither party would enter into this Agreement without assurance that such technology and information and the value thereof shall be protected as provided in this Section 8 and elsewhere in this Agreement. Accordingly, each party agrees as follows:

8.1 The Receiving Party agrees: (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials);
(ii) not to disclose any such Proprietary Information or any information derived therefrom to any third party; (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement. Any director, officer, employee or other agent or representative of either party given access to any such Proprietary Information must have a legitimate "need to know'' and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can document: (A) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent, director, officer or employee) enters the public domain (and is readily available without substantial effort); (B) was lawfully in its possession or known by it prior to receipt from the Disclosing Party; (C) was lawfully disclosed to it by a third party who is not bound in any confidential relationship to the Disclosing Party; or
(D) is required by law to be disclosed by the Receiving Party, provided that the Receiving Party gives prompt written notice of such requirement prior to such disclosure and cooperates with the Disclosing Party in the latter's attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be so disclosed.

8.2 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party shall notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 8 shall constitute a material breach of this Agreement.

8.3

9. License Fee, Revenue Sharing and Expenses.

9.1 In consideration of the licenses granted pursuant to Sections 2.1 and 2.2, Othnet shall pay to Savage Beast a non-refundable license fee as follows: (i) $100,000 upon execution of this Agreement, and (ii) $80,000 on or before the earlier to occur of (x) Othnet completing its next round of financing, or (y) October 1, 2001.

9.2 Not later than June 1st, 2001, Othnet and Savage Beast will in good faith negotiate fees for ongoing use of the Services and Music Discovery Applications.

9.3 Each party shall be solely responsible for payment of any and all international, federal, state and local sales, use, value-added and excise taxes, any other taxes or duties or any nature applicable to such party arising from this Agreement and the transactions contemplated hereby.

10. Representations and Warranties. Each party represents and warrants as to itself that:

10.1 It is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is in good standing under such laws. It has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. It has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations hereunder.

10.2 It has taken all necessary actions required by law, its charter, its bylaws or otherwise to authorize the execution and performance of this Agreement and the transactions contemplated by this Agreement, and this Agreement is a valid and binding obligation enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally, and by general equitable principles.

10.3 The execution, delivery and performance by it of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by it pursuant hereto or in connection herewith will not: (i) conflict with or violate its charter or bylaws or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to it or its actions; or (ii) to its knowledge, conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which it is a party or by which any of its property is bound.

11. Disclosure and Limitations.

11.1 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY EXHIBITS HERETO, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION OF ANY KIND TO THE OTHER PARTY WHETHER EXPRESS, IMPLIED, STATUTORY OR IN ANY OTHER PROVISION OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

11.2 Limitation. EXCEPT WITH RESPECT TO OBLIGATIONS UNDER SECTIONS 2, 3, 8, 10 AND 14 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID OR PAYABLE HEREUNDER, (II) ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS, REVENUE OR DATA, OR (III) PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF SUCH PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Term and Termination.

12.1 Term. The term of this Agreement commences on the Effective Date and continues, unless earlier terminated, until July ___, 2002 (the "Initial Term"). This Agreement may be renewed on a year-by-year basis upon the mutual written agreement of the parties pursuant to negotiations to be commenced at least three (3) months prior to expiration of this Agreement. In the event that this Agreement is not renewed, it shall be deemed terminated.

12.2 Termination by Either Party. This Agreement may be terminated by either party immediately upon the occurrence of and in accordance with the following:

12.2.1 By delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either party makes a general assignment for the benefit of its creditors;
(iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved; or (v) if either party fails to receive sufficient funding to continue its operations.

12.2.2 Either party may terminate this Agreement effective upon written notice to the other if the other party materially breaches any covenant, agreement, representation or warranty contained herein or otherwise fails to timely perform any of its obligations or agreements hereunder, which breach or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof (provided such breach or failure is capable of cure); provided, however, that in any event Savage Beast shall not ever be, or be deemed to have been, in material breach of this Agreement for any failure of Savage Beast to continue and/or perform its obligations hereunder if such failure is due to or arises from Savage Beast's inability to secure sufficient financing to continue its operations.

12.3 Effect of Termination.

12.3.1 Immediately upon the termination or expiration of this Agreement, each party shall return, or with the other party's consent, destroy all Proprietary Information and other materials delivered or furnished to such party. Neither party shall make or retain any copies of any Proprietary Information delivered to it. Effective upon the termination or expiration of this Agreement, each party shall immediately cease all use of the Proprietary Information, and the Trademarks and Logo of the other party.

12.4 Effect of Change of Control. In the event of a Change of Control of Savage Beast prior to the expiration of the Initial Term, Othnet may continue to use the Savage Beast API, and the Content through the remainder of the Initial Term pursuant to the terms hereof as long as Othnet continues to pay all amounts due under Section 9 hereof. For the purpose of this Agreement a "Change of Control" shall mean any merger, consolidation, statutory share exchange of Savage Beast's equity securities for equity securities of another entity or any similar transaction, in each case in which the shareholders of Savage Beast prior to such transaction do not own more than fifty percent (50%) of the equity securities, directly by or indirectly, of the surviving entity (measured in terms of both combined voting power and value), or the sale of all equity securities of Savage Beast all/or substantially all of the assets of Savage Beast.

12.5 Survival.  Sections 3, 7, 8, 9, 10, 11, 12, 13, 14, 15,
and 16 of this Agreement shall survive termination or expiration of this Agreement.

13. Escrow of Source Code. Savage Beast hereby agrees, upon payment to Savage Beast of the $80,000 due under Section 9.1
(ii) of this Agreement, to enter into, and to cause Othnet to become a beneficiary of, a source code escrow agreement with respect to the Software with Fort Knox Escrow Services, Inc. in a form which is reasonably satisfactory to Othnet and Savage Beast. The parties agree that (i) such escrow shall terminate upon the earlier of (A) two (2) years from the Effective Date and (B) termination of this Agreement for any reason other than pursuant to Section 12.2 hereof, and (ii) the terms under which the Software may be released from escrow under any such source code escrow agreement shall be limited to an event of termination pursuant to Section 12.2 hereof.

14. Indemnification. Each party shall defend, indemnify and hold harmless the other party and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from, or arising out of or related to any breach of any representation, warranty, covenant or agreement under this Agreement.

15. Share Exchange.

     15.1 Effective as of the Closing (as defined in Section 15.2 below):

          15.1.1    Savage Beast shall issue to Othnet
100,000 shares of Savage Beast's common stock, no par value per share (the "Savage Beast Shares"), at an agreed valuation of $2.50 per share, or $250,000 in the aggregate; and

          15.1.2 Othnet shall issue to Savage Beast 50,000 shares of Othnet's common stock, $0.001 par value per share (the "Othnet Shares"), at an agreed valuation of $5.00 per share, or $250,000 in the aggregate; provided, that if Othnet sells shares of its common stock at a price below $5.00 per share (a "Reduced Price") in its next round of financing, the number of shares of Othnet common stock issued to Savage Beast hereunder shall be increased such that the total number of shares issued hereunder multiplied by the Reduced Price equals $250,000.

     15.2 The closing of the transactions contemplated under this Section 15 (the "Closing") shall take place at 10:00 a.m. (Chicago time) at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, or such other time and place to be determined by mutual agreement between the parties, as soon as practicable after satisfaction or waiver of the conditions set forth in Sections 15.5 and 15.6 hereof (other than those conditions which by their terms are intended to be satisfied on the closing date), but in no event later than the earlier of (i) 5 days after such conditions are satisfied or waived or (ii) May 2, 2001.

15.3 Savage Beast hereby represents and warrants to Othnet as follows:

     15.3.1 Savage Beast is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     15.3.2 Savage Beast has all requisite corporate power and authority to enter into this Agreement, to issue the Savage
Beast Shares, and to carry out and perform its obligations under the terms of this Agreement.

     15.3.3 All corporate action on the part of Savage Beast necessary for the authorization, execution, delivery and performance by Savage Beast of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, issuance and delivery of the Savage Beast Shares has been taken. This Agreement is the legal, valid and binding obligation of Savage Beast, enforceable against Savage Beast in accordance with its terms.

     15.3.4 Upon issuance, the Savage Beast Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, charges and other encumbrances
("Liens").

        15.3.5 Savage Beast will acquire the Othnet Shares acquired by it hereunder for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Savage Beast acknowledges that (i) the Othnet Shares have not been registered under the Securities Act, (ii) the Othnet Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and Othnet is relying in part upon the truth and accuracy of, and Savage Beast's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Savage Beast set forth herein in order to determine the availability of such exemptions and the eligibility of Savage Beast to acquire such securities, and (iii) Othnet is under no obligation to file a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Othnet Shares. Savage Beast understands that the certificates representing the Othnet Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates), until (i) the securities represented by such certificates are effectively registered under the Securities Act, (ii) the holder of such securities delivers to Othnet a written opinion of counsel of such holder to the effect that such legend is no longer necessary under the Securities Act, or (iii) such holder provides Othnet with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, PLEDGED, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
(II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     15.3.6 Savage Beast understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Othnet Shares or the fairness or suitability of the investment in the Othnet Shares nor have such authorities passed upon or endorsed the merits of the offering of the Othnet Shares.

     15.3.7 Savage Beast (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the securities acquired by it hereunder; (ii) is able to bear the complete loss of its investment in the securities acquired by it hereunder; and (iii) has had the opportunity to ask questions of, and receive answers from, Othnet and its management concerning the terms and conditions of the offering of the securities acquired hereunder and to obtain additional information. Neither such inquiries nor any other due diligence investigations conducted by Savage Beast or its advisors, if any, or its representatives shall modify, amend or affect Savage Beast's right to rely on Othnet's representations and warranties contained in Section 15.4 below. Savage Beast understands that its investment in the Othnet Shares involves a high degree of risk. Savage Beast has sought such accounting, legal and tax advice as it has necessary to make an informed investment decision with respect to its acquisition of the Othnet Shares.

15.4 Othnet hereby represents and warrants to Savage Beast as follows:

     15.4.1 Othnet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     15.4.2 Othnet has all requisite corporate power and authority to enter into this Agreement, to issue the Othnet
Shares, and to carry out and perform its obligations under the terms of this Agreement.

     15.4.3 All corporate action on the part of Othnet necessary for the authorization, execution, delivery and performance by Othnet of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, issuance and delivery of the Othnet Shares has been taken. This Agreement is the legal, valid and binding obligation of Othnet, enforceable against Othnet in accordance with its terms.

     15.4.4 Upon issuance, the Othnet Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

     15.4.5 Othnet will acquire the Savage Beast Shares acquired by it hereunder for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Othnet acknowledges that (i) the Savage Beast Shares have not been registered under the Securities Act, (ii) the Savage Beast Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and Savage Beast is relying in part upon the truth and accuracy of, and Othnet's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Othnet set forth herein in order to determine the availability of such exemptions and the eligibility of Othnet to acquire such securities, and (iii) Savage Beast is under no obligation to file a registration statement with the Commission with respect to the Savage Beast Shares. Othnet acknowledges that the Savage Beast Shares have not been registered under the Securities Act and Savage Beast is under no obligation to file a registration statement with the Commission with respect to the Savage Beast Shares. Othnet understands that the certificates representing the Savage Beast Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates), until (i) the securities represented by such certificates are effectively registered under the Securities Act, (ii) the holder of such securities delivers to Savage Beast a written opinion of counsel of such holder to the effect that such legend is no longer necessary under the Securities Act, or (iii) such holder provides Savage Beast with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, PLEDGED, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
(II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     15.4.6 Othnet understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendations or endorsement of the Savage Beast Shares or the fairness or suitability of the investment in the Savage Beast Shares nor have such authorities passed upon or endorsed the merits of the offering of the Savage Beast Shares.

     15.4.7 Othnet (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the securities acquired by it hereunder; (ii) is able to bear the complete loss of its investment in the securities acquired by it hereunder; and (iii) has had the opportunity to ask questions of, and receive answers from, Savage Beast and its management concerning the terms and conditions of the offering of the securities acquired hereunder and to obtain additional information. Neither such inquiries nor any other due diligence investigations conducted by Othnet or its advisors, if any, or its representatives shall modify, amend or affect Othnet's right to rely on Savage Beast's representations and warranties contained in Section 15.3 above. Othnet understands that its investment in the Savage Beast Shares involves a high degree of risk. Othnet has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Savage Beast Shares.

     15.5 The obligations of Savage Beast at the Closing are subject to the satisfaction of the following conditions, provided that these conditions are for Savage Beast's sole benefit and may be waived by Savage Beast at any time in its sole discretion by providing Othnet with prior written notice thereof:

          15.5.1    The representations and warranties made
by Othnet under this Section 15 shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made at that time, all conditions contained in this Agreement to be complied with by Othnet prior to the Closing shall have been complied with, and Savage Beast shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder.

          15.5.2 There shall not have been entered and be continuing, or entered, promulgated or enforced, a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree, or statute, rule or regulation, the effect of which prohibits the Closing.

          15.5.3 There shall have been no material adverse change in the assets, condition (financial or otherwise), operating results, business relations, business activities or business prospects of Othnet.

          15.5.4    Savage Beast shall have received all
documents and other items to be delivered under Section 15.7

     15.6 The obligations of Othnet at the Closing are subject to the satisfaction of the following conditions, provided that these conditions are for Othnet's sole benefit and may be waived by Othnet at any time in its sole discretion by providing Savage Beast with prior written notice thereof:

          15.6.1    The representations and warranties made
by Savage Beast under this Section 15 shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made at that time, all conditions contained in this Agreement to be complied with by Savage Beast prior to the Closing shall have been complied with, and Othnet shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder.

          15.6.2 There shall not have been entered and be continuing, or entered, promulgated or enforced, a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree, or statute, rule or regulation, the effect of which prohibits the Closing.

          15.6.3 There shall have been no material adverse change in the assets, condition (financial or otherwise), operating results, business relations, business activities or business prospects of Savage Beast.

          15.6.4 Othnet shall have received all documents and other items to be delivered under Section 15.8.

     15.7 At the Closing, Othnet shall deliver to Savage
Beast:

          15.7.1    Duly executed certificates representing
the Othnet Shares.

          15.7.2 Such other documents as Savage Beast and its counsel may reasonably deem necessary to effect the Closing.

     15.8 At the Closing, Savage Beast shall deliver to
Othnet:

          15.8.1    Duly executed certificates representing
the Savage Beast Shares.

          15.8.2    Such other documents as Othnet and its
counsel may reasonably deem necessary to effect the Closing.

16. Miscellaneous.

16.1 The parties shall issue a joint press release regarding transactions contemplated by this Agreement at a mutually agreed date. Either party may issue its own press release with the prior written consent of the other party (which consent may be by facsimile signature). Othnet agrees to be interviewed by industry "influencers" about why it chose to collaborate with Savage Beast.

16.2 Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. Any attempt to assign this Agreement in violation of this Section 16.2 is a material breach of its terms and is null and void. This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

16.3 For all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not have the power to bind, nor attempt to bind, the other to any contract, agreement or other arrangement.

16.4 All notices under this Agreement shall be in writing, addressed to the applicable party at its address set forth below its name on the signature page of this Agreement, and shall be deemed given when personally delivered, by confirmed facsimile, or three (3) days after being sent by international express courier service to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice in accordance with this Section 16.4.


16.5 This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof.

16.6 The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be determined exclusively by confidential, final and binding arbitration in accordance with the then existing rules for commercial arbitration of the American Arbitration Association; provided, however, that the party against whom any such claim is brought shall be entitled to pick the venue. By agreeing to submit all disputes, claims and controversies to binding arbitration, each of the parties expressly waives its rights to have such matters heard or tried in court before a judge or jury or in another tribunal. Any award shall be final, binding and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award may be entered in any state or federal court having jurisdiction thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

16.7 If any portion of this Agreement is illegal or unenforceable, such portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable.

16.8 Neither party shall be liable for any failure to perform any obligation (other than payment obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its reasonable control, provided that such party shall use reasonable efforts to remedy and/or minimize any such delay or failure.

16.9 Each party recognizes that neither party grants any license, by implication or otherwise, except for the licenses expressly set forth in this Agreement.

16.10 No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the party waiving its rights.

16.11 This Agreement contains the entire understanding of the parties, and supersedes all prior agreements and understandings (whether written or oral), regarding its subject matter and can only be modified or waived by a subsequent written agreement signed by both parties.

16.12 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Paragraph and section headings in this Agreement and all Exhibits are for convenience only and shall not be construed as adding substantive meaning.


IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officer, all as of the Effective Date.

OTHNET, INC.

By:/s/ Richard A. Barbari
Name: Richard A. Barbari
Title: CEO

Address:
421 North Wabasha Street, Suite 260
St. Paul, Minnesota
Attn:     Dick Barbari
Chief Executive Officer
Facsimile:  (651) 222-8973


SAVAGE BEAST TECHNOLOGIES INCORPORATED

By:/s/ Jon Kraft
Name: Jon Kraft
Title: CEO

Address:
360 22nd Street, Sute 3910
Oakland, California  94612
Attn:  Jonathan Kraft
President and Chief
Executive Officer
Facsimile:  (510) 451-4286